As filed with the Securities and Exchange Commission on June 2, 2009
                                                      Registration No. 333-_____

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                  ------------
                           ORBIT INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

         DELAWARE                              11-1826363
(State or other jurisdiction               (I.R.S.  Employer
 of incorporation or organization)         Identification No.)

  80 CABOT COURT, HAUPPAUGE, NEW YORK                11788
 (Address of Principal Executive Offices)         (Zip Code)

                                  ------------
   ORBIT INTERNATIONAL CORP. 2009 INDEPENDENT DIRECTORS INCENTIVE STOCK PLAN,
         ORBIT INTERNATIONAL CORP. 2006 EMPLOYEE STOCK INCENTIVE PLAN,
                           (Full title of the plans)
                                  ------------
                                DENNIS SUNSHINE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           ORBIT INTERNATIONAL CORP.
                   80 CABOT COURT, HAUPPAUGE, NEW YORK 11788
                    (Name and address of agent for service)

                                  631-435-8300
         (Telephone number, including area code, of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
(Check one):
Large accelerated filer               Accelerated filer

Non-accelerated filer                Smaller reporting company  X
                                                                =

(Do not check if a smaller reporting company)


                    A copy of all communications, including
                  communications sent to the agent for service
                               should be sent to:

                            ELLIOT H. LUTZKER, ESQ.
                               PHILLIPS NIZER LLP
                          666 FIFTH AVENUE, 28TH FLOOR
                         NEW YORK, NEW YORK 10103-0084
                                 (212) 841-0707


                        CALCULATION OF REGISTRATION FEE

                                                     PROPOSED
                                     PROPOSED        MAXIMUM
TITLE OF EACH                        MAXIMUM         AGGREGATE     AMOUNT OF
CLASS OF SECURITIES   AMOUNT TO BE   OFFERING        OFFERING      REGISTRATION
TO BE REGISTERED      REGISTERED     PRICE PER UNIT  PRICE         FEE
----------------      -----------    -------------   -----------   -----------
Common Stock,
$.10 par value        94,120 (1)(2)   $3.01 (3)       $283,301       $15.81
--------------        -------------   ---------       --------       ------
Common Stock,
$.10 par value         5,880 (4)      $3.01 (3)        $17,699         0.99
--------------        -------------   ---------        -------         ----
Common Stock,
$.10 par value        47,057 (2)(5)   $3.01 (3)       $141,642         7.90
--------------        -------------   ---------       --------         ----
Common Stock,
$.10 par value       117,943 (6)      $3.01 (3)       $355,008       $19.81
--------------       --------------   ---------       --------       ------
Common Stock,
$.10 par value        85,000 (7)      $2.00           $170,000        $9.49
--------------       --------------   -----------     --------        -----
Total                350,000 (8)                                     $54.00
                     --------------   -----------     --------       ------


(1) Represents an aggregate of 94,120 stock options or other stock awards to be granted pursuant to the Orbit International Corp. 2009 Independent Directors Incentive Stock Plan (the "2009 Plan").
(2) Pursuant to Rule 416, includes an indeterminable number of shares of common stock which may become issuable pursuant to the anti-dilution provisions of the 2009 Independent Directors Incentive Stock Plan and the 2006 Employee Stock Incentive Plan (the "2006 Plan") (the "Plans").
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) based upon the average of the high and low sales prices of the Registrant's Common Stock, as reported on the Nasdaq Capital Market on May 26, 2009.
(4)     Represents restricted shares granted on March 5, 2009 under the 2009
Plan.
(5) Represents an aggregate of 47,057 stock options or other stock awards to be granted pursuant to the Orbit International Corp. 2006 Plan.
(6) Represents an aggregate of 117,943 restricted shares issued to 8 employees, including officers of the Company, under the 2006 Plan.
(7) Represents shares issuable upon exercise of an outstanding option granted under the 2006 Plan to an officer and director exercisable at $2.00 per share.
(8) Any shares of Common Stock covered by an award granted under the Plans that is forfeited, canceled or expires (whether voluntarily or involuntarily) will be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock that may be issued under the Plans.

                                EXPLANATORY NOTE
     This registration statement on Form S-8 is being filed by Orbit International Corp. ("Orbit") to register 100,000 shares of common stock under Orbit's 2009 Plan and 250,000 shares of common stock under Orbit's 2006 Plan. This Registration Statement contains two parts. The first part contains information required in the registration statement pursuant to Part I of Form S-8 with respect to shares of our common stock issuable upon the exercise of stock options and grants of equity awards made under the Plans prior and subsequent to the date hereof. The second part contains a "reoffer" prospectus prepared in accordance with the requirements of Part I of Form S-3, which, pursuant to General Instruction C of Form S-8, may be used by certain persons, including officers and directors of Orbit who are deemed to be affiliates of Orbit, as that term is defined in Rule 405 under the Securities Act, as well as by non-affiliate assignees holding restricted securities, as that term is defined in Rule 144 under the Securities Act, in connection with the reoffer and resale of shares of common stock of Orbit received by such persons pursuant to the exercise of options and other stock awards granted under the 2009 Plan, which 100,000 shares are being registered herein and the 2006 Plan, which 250,000 shares are being registered herein.
The reoffer prospectus includes the following shares held by the named selling securityholders, specifically: (i) 5,880 shares of restricted Common Stock issued and outstanding under the 2009 Plan; (ii) 117,943 shares of restricted Common Stock issued and outstanding under the 2006 Plan; and (iii) 85,000 shares of Common Stock issuable upon exercise of currently issued and outstanding options issued under the 2006 Plan held by an affiliate of the Company. This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Shares. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
We prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act. We are registering 100,000 Shares pursuant to our 2009 Plan. The purpose of the 2009 Plan is to advance the interests of the Company and its stockholders by providing a means of attracting and retaining independent non-officer directors by the Company. We are registering 250,000 Shares pursuant to our 2006 Plan. The purpose of our 2006 Plan is to advance the interests of the Company and its stockholders by providing a means of attracting and retaining employees, corporate officers, directors, consultants and other key persons employed or retained by the Company and its subsidiaries and affiliates.
                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
ITEM 1.          PLAN INFORMATION
     The document(s) containing the information specified in this Part I of this Form S-8 registration statement has been or will be sent or given to participants in the 2009 Independent Directors Incentive Stock Plan (the "2009 Plan") and the 2006 Employee Stock Incentive Plan ("2006 Plan"), together referred to as the "Plans", as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the SEC, but constitute (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.
This registration statement relates to a maximum of 100,000 shares of our common stock issuable pursuant to our 2009 Plan and 250,000 shares issuable pursuant to our 2006 Plan (the "Shares").
ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
     The documents incorporated by reference into this prospectus pursuant to
Item 3 of Part II hereof are available without charge, upon written or oral request. The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others upon written or oral request, as specified by Rule 428(b). All requests shall be directed to Corporate Secretary, Orbit International Corp., 80 Cabot Court, Hauppauge, NY 11788, (Tel) 631-435-8300. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

REOFFER PROSPECTUS
                           ORBIT INTERNATIONAL CORP.
                         350,000 SHARES OF COMMON STOCK
     This prospectus relates to the reoffer and resale of 350,000 shares of common stock, par value $0.10 per share, of Orbit International Corp., a Delaware corporation ("Orbit," "we," "us" or "our"), that have been or will be acquired by certain persons (collectively referred to as the "selling securityholders"), including our officers and directors who are deemed to be our affiliates, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), holding restricted securities, as that term is defined in Rule 144 under the Securities Act of, in connection with the reoffer and resale of shares of common stock of Orbit received by such persons pursuant to the exercise of options and other stock awards granted or to be granted under our 2009 Independent Directors Incentive Stock Plan (the "2009 Plan") and our 2006 Employee Stock Incentive Plan (the "2006 Plan") (collectively, the "Plans").
     The shares offered herby consist of: (i) 5,880 restricted shares which were issued to non-employee directors under the 2009 Plan; (ii) 94,120 shares remaining issuable under the 2009 Plan (iii) 117,943 restricted shares which was issued to officers and directors under the 2006 Plan, (iv) 85,000 shares issuable upon exercise of options previously granted under the 2006 Plan to an officer and director of the Company; and (v) 47,057 shares remaining issuable under the 2006 Plan.
     Our common stock is quoted on the Nasdaq Capital Market under the symbol "ORBT."
The shares covered by this prospectus may be offered and sold from time to time directly by the selling securityholders of shares issued upon the exercise of the options or other stock awards granted pursuant to the Plans or through brokers on the Nasdaq Capital Market, or otherwise, at the prices prevailing at the time of such sales. The net proceeds to the selling securityholders will be the proceeds received by them upon such sales, less brokerage commissions, if any. We will pay all expenses of preparing and reproducing this prospectus, but will not receive any of the proceeds from sales by any of the selling securityholders but we will receive the exercise price upon exercise of the stock options or other stock awards. The selling securityholders and any broker-dealers, agents, or underwriters through whom the shares are sold, may be deemed "underwriters" within the meaning of the Securities Act with respect to securities offered by them, and any profits realized or commissions received by them may be deemed underwriting compensation. See "Plan of Distribution." NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE SHARES OFFERED HEREBY INVOLVE A SUBSTANTIAL DEGREE OF RISK. SEE "RISK FACTORS" beginning on page 6 of this prospectus.
                  THE DATE OF THIS PROSPECTUS IS JUNE 2, 2009
     No person is authorized to give any information or to make any representations other than those contained in this prospectus in connection with any offer to sell or sale of the securities to which this prospectus relates, and if given or made, such information or representations must not be relied upon as having been authorized. Neither the deliver of this prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the facts herein set forth since the date hereof. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----
AVAILABLE INFORMATION                                                         3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE                             3
FORWARD-LOOKING STATEMENTS                                                    4
SUMMARY INFORMATION                                                           4
THE OFFERING                                                                  5
RISK FACTORS                                                                  6
USE OF PROCEEDS                                                              11
SELLING SECURITYHOLDERS                                                      11
PLAN OF DISTRIBUTION                                                         14
DESCRIPTION OF SECURITIES TO BE REGISTERED                                   16
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES                                                   17
INTEREST OF NAMED EXPERTS AND COUNSEL.                                       17
EXEMPTION FROM REGISTRATION CLAIMED                                          17
MATERIAL CHANGES                                                             17
LEGAL MATTERS                                                                17
EXPERTS                                                                      17
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus, as well as, information we have previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front of those documents.

                             AVAILABLE INFORMATION
     We file annual, quarterly and current reports and proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any such reports, statements or other information that we file with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. Our public filings are also available from commercial document retrieval services and the Internet web site maintained by the SEC at http://www.sec.gov. In addition, our common stock is quoted on the Nasdaq Capital Market. Accordingly, our reports, statements and other information may be inspected at the offices of the NASD, Inc., 1735 K Street, N.W., Washington, D.C. 20006.
The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to investors by referring them to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this document. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.
               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The following documents filed with the SEC are incorporated by reference in this prospectus:
(1)     Orbit's Proxy Statement filed with the SEC on April 30, 2009.
(2) Orbit's Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 31, 2009.
(3) The description of our common stock contained in Orbit's Registration Statement on Form 10, filed on August 28, 1969.
     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus modifies or supersedes such previous statement and any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
A copy of any and all of the information included in the documents that have been incorporated by reference in this prospectus (excluding exhibits thereto, unless such exhibits have been specifically incorporated by reference into the information which this prospectus incorporates) but which are not delivered with this prospectus will be provided by us without charge to any person to whom this prospectus is delivered, upon the oral or written request of such person. Written requests should be directed to Orbit International Corp., 80 Cabot Court, Hauppauge, New York 11788, Attention: Secretary. Oral requests may be directed to the Secretary at (631) 435-8300.
                           FORWARD-LOOKING STATEMENTS
     Certain statements included or incorporated by reference into this prospectus constitute "forward-looking statements" within the meaning of such term in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual financial or operating results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Such forward looking statements are based on our best estimates of future results, performance or achievements, based on current conditions and our most recent results. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "may", "will", potential", "opportunity", "believes", "belief", "expects", "intends", "estimates", "anticipates" or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our reports and registration statements filed with the SEC.
                              SUMMARY INFORMATION
     The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus or incorporated herein by reference. Each prospective investor is urged to read this prospectus and the documents incorporated herein by reference in their entirety.
Investment in the securities offered hereby involves a high degree of risk. See "Risk Factors."
Orbit International Corp. (the "Company" or "Orbit") was incorporated under the laws of the State of New York on April 4, 1957 as Orbit Instrument Corp. In December 1986, the state of incorporation was changed from New York to Delaware and in July 1991, the name was changed to Orbit International Corp. The Company conducts its operations through its Orbit Instrument Division and its wholly owned subsidiaries, Behlman Electronics, Inc.("Behlman"), Tulip Development Laboratory, Inc. ("TDL") and its affiliated manufacturing company, TDL Manufacturing, Inc. ("TDLM")(collectively "Tulip") and Integrated Consulting Services, Inc., d/b/a Integrated Combat Systems ("ICS"), acquired effective December 31, 2007. Through its Orbit Instrument Division, which includes Orbit Instrument of California, Inc. and Tulip, the Company is engaged in the design, manufacture and sale of customized electronic components and subsystems. ICS, based in Louisville, Kentucky, performs systems integration for gun weapons systems and fire control interface, as well as logistics support and documentation. Behlman is engaged in the design and manufacture of distortion free commercial power units, power conversion devices and electronic devices for measurement and display.
On December 19, 2007, the Company completed the acquisition of all of the issued and outstanding stock of ICS effective December 31, 2007. The total transaction value was approximately $6,700,000 consisting of $5,400,000 in cash, of which $4,500,000 was funded by a five year term loan from its primary lender, approximately 120,000 shares of Orbit stock valued at approximately $1,000,000 and approximately $300,000 in acquisition costs. Additionally, there is a contingent earn out of $1,000,000, payable over the next three years, based on ICS's ability to attain certain revenue levels in each year over the three year period 2008 through 2010. Such revenue level was not attained in 2008.
This reoffer prospectus relates to the reoffer and resale of an aggregate of 350,000 shares of our common stock, par value $0.10 per share, by certain selling securityholders, including our officers and directors, who are deemed to be affiliates of Orbit, holding restricted securities, that are issuable upon the exercise of options or other stock awards granted or to be granted pursuant to our 2006 Employee Stock Incentive Plan, and 2009 Independent Directors Incentive Stock Plans, together referred to as the "Plans". Up to a maximum of 250,000 shares of our common stock may be offered and sold by the selling securityholders pursuant to our 2006 Employee Stock Incentive Plan, and up to a maximum of 100,000 shares of our common stock may be offered and sold by the non-employee directors and/or their assignees pursuant to our 2009 Independent Directors Incentive Stock Plan. We will not receive any proceeds from the sale of the shares sold by the selling securityholders but we will receive the exercise price upon exercise of the stock options or other stock awards.
If subsequent to the date of this reoffer prospectus, we grant any further awards under the Plans to any persons who are affiliates of the Company, we would supplement this reoffer prospectus with the names of such affiliates and the amount(s) of shares to be reoffered by them as selling securityholders.
In this prospectus we refer to Orbit International Corp. as "Orbit", "we", "us" or "our". Our executive offices are located at 80 Cabot Court, Hauppauge, New York 11788 and our telephone number is (631)-435-8300.
                                  THE OFFERING
     This prospectus relates to the resale by the selling security holders identified in this prospectus of up to: (i) 5,880 restricted shares which were issued to non-employee directors under the 2009 Plan; (ii) 94,120 shares remaining issuable under the 2009 Plan (iii) 117,943 restricted shares which was issued to officers and directors under the 2006 Plan, (iv) 85,000 shares issuable upon exercise of options previously granted under the 2006 Plan to an officer and director of the Company; and (v) 47,057 shares remaining issuable under the 2006 Plan may be authorized by our Board of Directors and issued to certain of our officers and directors and/or other affiliates of the Company.
No shares are being offered for sale by us.

                                  RISK FACTORS
     This prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain uncertainties set forth below and elsewhere in this prospectus. An investment in the shares is highly speculative and involves a high degree of risk. Prospective investors, prior to making an investment decision, should carefully consider the following risk factors, in addition to the other information set forth in this prospectus, in connection with an investment in the shares offered hereby.
RISKS  RELATING  TO  THE  COMPANY

WE ARE HEAVILY DEPENDENT UPON THE CONTINUANCE OF MILITARY SPENDING AS A SOURCE OF REVENUE AND INCOME.

     A significant amount of all the products we manufacture are used in military applications. The attacks of September 11, 2001 and subsequent world events have led the U.S. Government to increase the level of military spending necessary for domestic and overseas security. However, due to the current financial crisis, the U.S. Government has directed vast amounts of funds to
support those areas of our economy that are under considerable strain.   Due to
budget constraints, these actions could potentially have an adverse impact on the level of future defense spending. We are heavily dependent upon military spending as a source of revenues and income. Accordingly, any substantial future reductions in overall military spending by the U.S. Government could have a material adverse effect on our sales and earnings.
TIGHT  LENDING  CONDITIONS  COULD  AFFECT  OUR  OPERATIONS.

     As a result of lower profitability related to customer shipping delays in the first and second quarter of 2008, the Company was not in compliance with two of its financial covenants at September 30, 2008. In November 2008, the Company's primary lender waived the covenant default of two of its financial ratios at September 30, 2008 and the Company renegotiated the financial covenant ratios for the quarterly reporting periods December 31, 2008 and March 31, 2009. Beginning June 30, 2009, the covenants will revert back to their original ratios with a modification to a certain financial ratio covenant definition. The Company was in compliance with all its financial covenants at December 31, 2008. However, as a result of the recent financial crisis, all lending institutions have re-evaluated their lending conditions and existing loans are under greater scrutiny. In addition, our primary lender Merrill Lynch Commercial Finance Corp. is now owned by Bank of America and with this change of ownership and accompanying losses it is more uncertain whether any covenant defaults will be waived in the future. Accordingly, in the event that the Company incurs a reduction in expected profitability in the future that causes another covenant default, there is no assurance that its lender will waive such covenant default or renegotiate the financial covenants. In addition, they could impose severe restrictions on how the Company would operate its business as well as higher lending costs which could further reduce profitability.
CURRENT WORLDWIDE ECONOMIC CONDITIONS MAY ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS

     Current worldwide economic conditions which may still worsen, make it difficult for our customers, our vendors and us to accurately forecast and plan future business activities which, among other things, caused us to stop issuing guidance forecasts. Such economic conditions could cause both government and commercial customers to extend deliveries on existing contracts. We cannot predict the timing or duration of the current economic slowdown or the timing or strength of a subsequent economic recovery, worldwide, or in the United States. If there is further economic deterioration, our business, financial condition, and results of operations could be materially and adversely affected. Additionally, our stock price has continued to decrease from the lack of investor confidence in the securities markets which have been negatively impacted by the worldwide economic downturn.
WE COULD ENCOUNTER DIFFICULTIES IN PROCURING CONTRACTS BECAUSE OF A REDUCTION IN THE LEVEL OF INDUSTRY-WIDE FUNDING AND PRICING PRESSURES.

     We continue to pursue many business opportunities, including programs in which we have previously participated but, in the event of industry-wide funding and pricing pressures, we could encounter delays in the awards of these
contracts.   We continue to seek new contracts which require incurring up-front design, engineering, prototype and pre-production costs. While we are attempting to negotiate contract awards for reimbursement of product development, there is no assurance that sufficient monies will be set aside by our customers, including the U.S. Government, for such effort. In addition, even if the U.S. Government agrees to reimburse development costs, there is still a significant risk of cost overrun, which may not be reimbursable. Furthermore, once we have completed the design and pre-production stage, there is no assurance that funding will be provided for future production.
A significant amount of our contracts are subject to termination at the convenience of the U.S. Government. Orders under U.S. Government prime contracts or subcontracts are customarily subject to termination at the convenience of the U.S. Government, in which event the contractor is normally entitled to reimbursement for allowable costs and a reasonable allowance for profits, unless the termination of a contract was due to a default on the part of the contractor.
WE ARE DEPENDENT ON CERTAIN OF OUR CUSTOMERS AND WE DO NOT HAVE ANY LONG-TERM CONTRACTS WITH THESE CUSTOMERS.

     Various agencies of the United States Government and BAE Systems accounted for approximately 27%, and 11%, respectively, of consolidated net sales of the Company for the year ended December 31, 2008. Various agencies of the U.S. Government, BAE Systems and General Dynamics, Inc. accounted for approximately 36%, 17% and 10%, respectively, of the net sales of our Electronics Group for the year ended December 31, 2008. Various agencies of the U.S. Government and Baker Hughes Inc. accounted for approximately 12%, and 10%, respectively, of the net sales of our Power Group for the year ended December 31, 2008. We do not have any significant long-term contracts with any of the above-mentioned customers. The loss of any of these customers would have a material adverse
effect on our net sales and earnings.    Due to major consolidations in the
defense industry, it has become more difficult to avoid dependence on certain customers for revenue and income. However, the sales to many of our prime contractors may consist of sales to various units or divisions within that Company.
WE ARE DEPENDENT UPON OUR SENIOR EXECUTIVE OFFICERS AND KEY PERSONNEL FOR THE OPERATION OF OUR BUSINESS.

     We are dependent for the operation of our business on the experience, technology knowledge, abilities and continued services of our senior officers, Dennis Sunshine, President and Chief Executive Officer, Bruce Reissman, Executive Vice President and Chief Operating Officer, and Mitchell Binder, Executive Vice President and Chief Financial Officer as well as the Chief Operating Officers at each of our operating units. The loss of services of any of such persons would be expected to have a material adverse effect upon our business and/or our prospects. Our future success is dependent upon, among other things, the successful recruitment and retention of key personnel including executive officers, for sales, marketing, finance and operations. We face significant competition for skilled and technical talent. No assurance can be made that we will be successful in attracting and retaining such personnel. If we are unable to retain existing key employees or hire new employees upon acceptable terms when necessary, our business could potentially be adversely affected.
WE  MAY  NOT  BE  SUCCESSFUL  IN  OUR  EXPANSION  EFFORTS.

     Part of our business strategy is to expand our operations through strategic acquisitions. Through the past several years, we reviewed various potential acquisitions and believe there are numerous opportunities presently available, although there was increased competition among private equity firms and other entities seeking similar type acquisitions. In April 2005, we completed the acquisition of Tulip and in December 2007, we completed the acquisition of ICS. However, due to current economic conditions and the financial crisis, it will be increasingly difficult to secure financing in the event we should identify a suitable acquisition candidate. Even if we were able to obtain the necessary financing to complete additional acquisitions, there can be no assurance that we will have sufficient income from operations of such acquired companies to satisfy the interest payments, in which case, we will be required to pay them out of Orbit's operations which may be adversely affected. Furthermore, there can be no assurance we will be able to successfully complete the integration of any future acquired business and that such acquisition will be profitable and enable us to grow our business.
WE MAY NOT RECOVER ALL COSTS RESULTING FROM EARLY TERMINATION OF UNITED STATES GOVERNMENT CONTRACTS

     Orders under United States Government prime contracts or subcontracts are customarily subject to termination at the convenience of the U.S. Government, in which event the contractor is normally entitled to reimbursement for allowable costs and a reasonable allowance for profits, unless the termination of a contract was due to a default on the part of the contractor. The Company may commit significant funds for non-recurring costs associated with a contract. Upon an early termination the Company may not recover a significant portion of such non-recurring costs. Although the one early termination of a U.S. Government contract during the last two years did not have a material adverse affect on the Company's business or financial condition, there can be no assurance this will not occur in the future.
WE  HAVE  HAD  AND  MAY  CONTINUE  TO  HAVE  IMPAIRMENT  OF  GOODWILL

          The Company has significant intangible assets related to goodwill and other acquired intangibles. In determining the recoverability of goodwill and other intangibles, assumptions are made regarding estimated future cash flows and other factors to determine the fair value of the assets. After completing the impairment testing of goodwill and other intangible assets pursuant to Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), the Company concluded an impairment charge of $6,889,000 should be taken at December 31, 2008 in connection with the recorded goodwill arising from its acquisitions made between 2005 and 2007. This impairment charge was also driven by a decrease in the Company's market capitalization caused by current economic conditions and the financial crisis. If estimates or their related assumptions used in the current testing change in the future, or should the Company's market capitalization decrease further due to deteriorating market conditions, the Company may be required to record further impairment charges for those assets not previously recorded.
WE MAY HAVE DIFFICULTY PROCURING CERTAIN RAW MATERIALS ON TERMS SATISFACTORY TO US.

     We use multiple sources for our procurement of our raw materials and we are not dependent on any suppliers for such procurement. Occasionally, however, in the production of certain military units, we may be faced with procuring certain components that are either obsolete or difficult to procure. Although we believe that with our access to worldwide brokers using the Internet we can obtain the necessary components, there can be no assurance that such components will be available, and even if so, at reasonable prices.
AS A DELAWARE CORPORATION WE ARE PROHIBITED FROM ENGAGING IN BUSINESS COMBINATIONS WHICH COULD POTENTIALLY LIMIT THE PRICE INVESTORS WILL BE WILLING TO PAY FOR OUR SECURITIES.
     We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of "business combinations" with an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires at least 85% or more of the outstanding voting stock of the corporation (excluding shares held by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) the business combination is approved by the corporations' board of directors and by holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. A "business combination" includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the previous three years did own, 15% or more of the corporation's voting stock. This provision of the Delaware law could delay and make more difficult a business combination even if the business combination could be beneficial, in the short term, to the interests of the stockholders. This provision of the Delaware law could also limit the price certain investors might be willing to pay in the future for our securities.
THE MARKET FOR OUR COMMON STOCK IS HIGHLY VOLATILE.
     The trading price of our common stock could be subject to wide fluctuations in response to quarterly variations in operating and financial results, announcements of technological innovations or new products by the Issuer or its competitors, changes in our prices or our competitors' products and services, as well as other events or factors. Statements or changes in opinion, earnings estimates made by brokerage firms or industry analysts relating to the market in which we do business or relating to Orbit could result in an immediate and adverse effect on the market price of our common stock. Statements by financial or industry analysts may be expected to contribute to volatility in the market price of our common stock. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for the securities of many companies, similar to that of Orbit and which often have been unrelated to the operating performance of these particular companies. These broad market fluctuations may adversely affect the market price of our common stock.
WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, AND THE LACK OF DIVIDENDS MAY HAVE A NEGATIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.
     We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.
WE ARE SUBJECT TO CRITICAL ACCOUNTING POLICIES, AND WE MAY INTERPRET OR IMPLEMENT REQUIRED POLICIES INCORRECTLY.
     We follow generally accepted accounting principles for the United States in preparing our financial statements. As part of this work, we must make many estimates and judgments about future events. These affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses that we report in our financial statements. We believe these estimates and judgments are reasonable, and we make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be material to our financial position and results of operations in future periods.

                                USE OF PROCEEDS
     We will not receive any proceeds from the sale of the shares of common stock by the selling securityholders. All such proceeds will be received by the selling securityholders. However, we expect to use the proceeds from the exercise of the options and other restricted stock awards for working capital and other general corporate purposes.
                            SELLING SECURITYHOLDERS
     The shares offered by this prospectus are being registered for reoffers and resales by the selling securityholders, who have acquired or may acquire such shares pursuant to the exercise of options or other stock awards granted under the Plans. All of the shares of our common stock registered for sale under this reoffer prospectus will be owned, prior to the offer and sale of such shares, by certain of our employees, directors, consultants and executive officers listed below (the " selling securityholders"). We are registering the shares of our common stock covered by this reoffer prospectus for the selling securityholders. As used in this reoffer prospectus, "selling securityholders" includes the pledges, donees, transferees or others who may later hold the selling securityholders' interests. The selling securityholders named below may resell all, a portion or none of such shares from time to time. In addition, certain non-affiliates of Orbit, not named in the following table, who hold less than the lesser of 1,000 shares or 1% of the shares issuable under a Plan may also use this prospectus to sell up to that amount of shares acquired by them pursuant to the exercise of options or other stock awards granted to them under the Plans.
     The following table sets forth, with respect to each selling securityholder, based upon information available to us as of May 13, 2009, the number of shares of common stock beneficially owned before and after the sale of the shares offered by this prospectus; the maximum number of shares to be sold; and the percent of the outstanding shares of common stock owned before and after the sale of the common stock offered by this prospectus.



                                                                                             PERCENTAGE
                                           PERCENTAGE                       SHARES           OF SHARES
                        SHARES OWNED       OF SHARES                        OWNED             OWNED
SELLING                 PRIOR TO THE       OWNED PRIOR       SHARES         FOLLOWING        FOLLOWING
SECURITYHOLDER          SALE(1)            TO THE SALE       REGISTERED     THE SALE         THE SALE
----------------------  --------------     ------------      -------------  -----------  --------------
Dennis Sunshine
President, Chief
Executive Officer
and Director              458,098(2)           9.8%             55,066        403,032            8.6%
------------------        ----------          -----             ------        -------           -----
Bruce Reissman
Executive Vice
President and Chief
Operating Officer
and Director              504,263(3)          10.7%             16,272        487,991            10.3%
-------------------       ----------          -----             ------        -------            -----
Mitchell Binder
Executive Vice
President/ Finance,
Chief Financial
Officer and Director      244,849(4)           5.2%              6,607        238,242             5.0%
--------------------      ----------           ----              -----        -------             ----
Mark Tublisky
Secretary                  14,788(5)             *               3,250         11,538               *
--------------------    ------------           ----              -----        -------             ----
David Goldman
Controller                  6,750(6)             *               2,750          4,000               *
--------------------    ------------           ----              -----        -------             ----
David Gutman
President
Tulip Development
Laboratory                  2,500(7)             *               2,500            0                 *
--------------------    ------------           ----              -----        -------             ----
Bernard Karcinell
Director                   15,884(8)             *               1,470          14,414              *
--------------------    ------------           ----              -----         -------            ----
Fredric Gruder
Director                    5,324(9)             *               1,470           3,854              *
--------------------    ------------           ----              -----         -------            ----
Lee Feinberg
Director                   10,324(10)            *               1,470           8,854              *
--------------------    ------------           -----             -----         -------            ----
Sohail Malad
Director                    5,324(9)             *               1,470           3,854              *
--------------------    ------------           -----            ------         -------            ----
Kenneth J. Ice
President
Integrated Combat
Systems                    95,746               2.1%                0           95,746             2.1%
--------------------    ------------           ------           -------        -------            ----


*     Represents less than 1% of the issued and outstanding common stock.

(1) This percentage is an estimate based on 4,589,332 shares of common stock issued and outstanding as of May 13, 2009. Since the shares of common stock listed in the table above may be offered for sale by the selling securityholders from time to time, it cannot be ascertained the actual percentage of shares of common stock owned by each selling securityholder following the sale of the
shares.   Except as otherwise indicted, we believe that the persons named in the above table have the sole voting and investment power over the shares listed as beneficially owned by such persons. For purposes of this table, a person is deemed to be the beneficial of all shares of common stock that he has the right to acquire, within 60 days through the conversion or exercise of any security or other right. Each beneficial owner's percentage of ownership is determined by assuming that the right to acquire shares of common stock that are held by such person (but not those held by any other person) have been exercised. We have assumed, for the purposes of the above table, that the selling shareholders will
(i) fully exercise all options when vested, and (ii) sell all of the shares owned by them which are being offered hereby (including pursuant to vested and unvested options included herein), but will not sell other shares of our common stock that they presently own.

(2) Includes currently exercisable stock options to purchase 132,813 shares of common stock and 132,187 shares held by Mr. Sunshine's wife. Also includes a restricted stock award of 93,750 shares of common stock issued in October 2004 under the 2003 Employee Stock Incentive Plan (the "2003 Plan") which vests over a 10 year period beginning October 13, 2007, of which 56,250 shares are subject to forfeiture. An additional 66,802 shares shares granted under the Company's Long-Term Incentive Plan are subject to forfeiture.

(3) Includes currently exercisable stock options to purchase 129,063 shares of common stock. Also includes a restricted stock award of 93,750 shares of common stock issued under the 2003 Plan which vests over a 10 year period beginning on October 13, 2007, of which 56,250 shares are subject to forfeiture. An additional 19,957 shares granted under the Company's Long-Term Incentive Plan are subject to forfeiture.

(4) Includes currently exercisable stock options to purchase 134,362 shares of common stock, but does not include 70,834 shares of common stock not currently exercisable. Also includes a restricted stock award of 93,750 shares of common stock issued under the 2003 Plan which vests over a 10 year period beginning on October 13, 2007, of which 56,250 shares are subject to forfeiture. An additional 7,663 shares granted under the Company's Long-Term Incentive Plan are subject to forfeiture.

(5)     Represents currently exercisable stock options to purchase 8,438 shares
of common stock.   Includes 6,500 shares granted under the Company's Long-Term
Incentive Plan which are subject to forfeiture.

(6) Includes currently exercisable stock options to purchase 3,000 shares of common stock and 2,750 restricted shares granted under the Company's Long-Term Incentive Plan which are subject to forfeiture.

(7) Includes 2,500 shares granted under the Company's Long-Term Incentive Plan which are subject to forfeiture.

(8) Includes currently exercisable stock options to purchase 10,144 shares of common stock.

(9) Includes currently exercisable stock options to purchase 3,854 shares of common stock.

(10) Includes currently exercisable stock options to purchase 8,854 shares of common stock.

                              PLAN OF DISTRIBUTION
     We are registering the shares on behalf of the selling securityholders to permit the resale of these shares by these stockholders from time to time after the date of this prospectus.
The selling securityholders and any of their pledges, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The selling securityholders may use any one or more of the following methods when selling shares:
- Ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
- Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
- Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
- An exchange distribution in accordance with the rules of the applicable exchange;
-     Privately negotiated transactions;
- To cover short sales made after the date that this registration statement is declared effective by the SEC;
- Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
-     A combination of any such methods of sale; and
-     Any other method permitted pursuant to applicable law.
     Broker-dealers engaged by the selling securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling securityholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
The selling securityholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.
     Upon our being notified by a selling securityholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the name of each of such selling securityholder and the participating broker-dealers, (b) the number of shares involved, (c) the price at which such shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and (f) other facts material to the transaction.
     In addition, upon us being notified in writing by a selling securityholders that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.
The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers. Each selling securityholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such selling securityholder's business and, at the time of its purchase of such securities such selling securityholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.
We have advised each selling securityholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the SEC. If a selling securityholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling securityholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling securityholders in connection with resales of their respective shares under this registration statement.
We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
     There is no assurance that any of the selling securityholders will sell any or all of the shares offered by this prospectus.
                   DESCRIPTION OF SECURITIES TO BE REGISTERED
     The following summary of the terms of our capital stock does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of Delaware law, our Certificate of Incorporation and our By-Laws.
As set forth in our Certificate of Incorporation, as amended, our authorized capital stock consists of 10,000,000 shares of common stock, par value $0.10 per share.
The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of our common stock are entitled to receive ratably such dividends as are declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of our common stock have the right to a ratable portion of assets remaining after payment of liabilities.
The holders of our common stock have no preemptive rights or rights to convert their common stock into any other securities and are not subject to future calls or assessments by Orbit. All issued and outstanding shares of our common stock are fully paid and non-assessable.
              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Orbit, the SEC has expressed its opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Orbit of expenses incurred or paid by a director, officer or controlling person of Orbit in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, Orbit will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.
                     INTEREST OF NAMED EXPERTS AND COUNSEL.
     There are no interests of named experts and counsel.
                      EXEMPTION FROM REGISTRATION CLAIMED
     An aggregate of 350,000 restricted shares of Common Stock are to be resold pursuant to this registration statement. Of this amount, 5,880 shares were issued to non-employee directors of the Company under the 2009 Plan. An additional 117,943 restricted shares of Common Stock were issued to officers and directors of the Company under the 2006 Plan. The Company claimed an exemption from registration under Section 4(2) of the Securities Act based upon the officers, and employees' relationships with the Company.
                                MATERIAL CHANGES
     There have been no material changes in the Company's affairs since the end of the latest fiscal year that have not been disclosed in a previously filed report.
                                 LEGAL MATTERS
     The validity of the shares of our common stock being offered for sale pursuant to this Prospectus has been passed upon for us by Phillips Nizer LLP, 666 Fifth Avenue, New York, NY 10103.
                                    EXPERTS
     Our consolidated financial statements for the fiscal years ended December 31, 2008 and 2007, have been included in this Prospectus and in this Registration Statement in reliance upon the report of McGladrey & Pullen, LLP, independent registered public accounting firm, on their audit of our financial statements given on authority of this firm as an expert in accounting and auditing.
PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY IN ANY JURISDICTION WHERE SUCH OFFER, OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SHARES.

                                    PART II
                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "SEC") by Orbit International Corp., a Delaware corporation (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

(1)     Orbit's Proxy Statement filed with the SEC on April 30, 2009.
(2) Orbit's Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 31, 2009.
(3) The description of our Common Stock contained in Orbit's Registration Statement on Form 10, filed on August 28, 1969.

     All documents subsequently filed by the Registrant after the date of this prospectus pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus modifies or supersedes such previous statement and any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov.
ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Delaware General Corporation Law (the "DGCL"), Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any unlawful payment of dividends or stock purchase or redemption under section 174 of DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. Section (A) of Article 11 of our Certificate of Incorporation, as amended, eliminates the liability of directors to the extent permitted by Section 102(b)
(7) of the DGCL.
In addition, Section 145 of the DGCL which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines that such person is entitled to indemnity despite the adjudication of liability. The statute provided that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, agreement, vote of stockholders or disinterested directors or otherwise. Article 11 of our Certificate of Incorporation provides for such indemnification of our directors and officers as permitted by Delaware law.
In connection with the indemnification of our directors and officers, Article 11 of our Certificate of Incorporation provides in pertinent part as follows:
     (i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") other than an action by or in the right of the Corporation, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or of another corporation or a partnership, joint venture, trust or other enterprise at the request of the corporation, including service with respect to employee benefit plans, including a proceeding the basis of which is alleged action outside the scope of authority while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA exercise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in subparagraph (ii) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such persons only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification hereunder shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified hereunder or otherwise. The corporation may by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (ii) If a claim under paragraph (i) above is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense of any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which makes it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (iii) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     In addition, we maintain a directors' and officers' liability insurance policy.
ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.
     An aggregate of 123,823 restricted shares of Common Stock are to be resold pursuant to this registration statement. Of this amount, 5,880 shares were issued to non-employee directors of the Company under the Company's Independent Directors Incentive Stock Plan. An additional 117,943 restricted shares of Common Stock were issued of the Company under the Company's 2006 Employee Stock Incentive Plan. The Company claimed an exemption from registration under
Section 4(2) of the Securities Act based upon the officers, and employees' relationships with the Company.
ITEM 8.        EXHIBITS

Exhibit Number    Description
--------------    -----------
4.1(a)            Orbit International 2006 Employee Stock Incentive Plan
4.1(b)            Orbit International 2009 Independent Directors
                  Incentive Stock Plan
5.1               Opinion of Phillips Nizer LLP
23.1              Consent of Phillips Nizer LLP (included in Exhibit 5.1 hereto)
23.2              Consent of McGladrey & Pullen, LLP
24.1              Power of attorney of officers and directors of the Registrant
ITEM 9.     UNDERTAKINGS
(a)     The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)1(i) and (a)(1)(ii) of above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on June 2, 2009.

ORBIT INTERNATIONAL CORP.


By:    /s/ Dennis Sunshine
       --------------------
       Dennis Sunshine
       President and Chief Executive Officer
       (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                        President and Chief Executive Officer
                          (Principal Executive Officer) and
Dennis Sunshine                     Director                     June 2, 2009
---------------                    ---------                     -------------

                          Executive Vice President, Chief
                               Operating Officer and
Bruce Reissman                    Director                        June 2, 2009
--------------                   ----------                      -------------

                         Executive Vice President, Chief Financial
                          Officer (Principal Financial Officer)
                         Principal Accounting Officer and
Mitchell Binder                    Director                       June 2, 2009
---------------                   ---------                       ------------

Bernard Karcinell                  Director                       June 2, 2009
-----------------                ----------                       -------------

Fredric Gruder                     Director                       June 2, 2009
--------------                   ----------                       -------------

Lee Feinberg                       Director                       June 2, 2009
-------------                   ------------                    ---------------

Sohail Malad                       Director                        June 2, 2009
-------------                    ------------                   ---------------

                           ORBIT INTERNATIONAL CORP.

                      REGISTRATION STATEMENT ON FORM S-8,
                               DATED JUNE 2, 2009

                                 EXHIBIT INDEX

Exhibit Number          Description
--------------          -----------
4.1(a)     Orbit International 2006 Employee Stock Incentive Plan.
4.1(b)     Orbit International 2009 Independent Directors Incentive Stock Plan.
5.1        Opinion of Phillips Nizer LLP
23.1       Consent of Phillips Nizer LLP (included in Exhibit 5.1 hereto).
23.2       Consent of McGladrey & Pullen, LLP.
24.1       Power of attorney of officers and directors of the Registrant.